                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                   For the six months ended
                                                                                           June 30,
                                                                             ----------------------------------
                                                                                 1995                  1994
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income (loss) before cumulative effect of change
  in accounting principle                                                    $     (2,047)        $     27,548
Income tax provision (benefit)
    Federal and foreign                                                            (3,588)              11,819
    State                                                                           1,059                3,262
                                                                             -------------        -------------
        Total income tax provision (benefit)                                       (2,529)              15,081

Interest charges                                                                  108,929               96,720
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $    104,353         $    139,349
                                                                             =============        =============

Fixed charges                                                                $    111,704         $    101,214
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   0.93                 1.38
                                                                             =============        =============

Amount by which fixed charges exceed earnings                                $      7,351         $        -
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                   For the six months ended
                                                                                           June 30,
                                                                             ----------------------------------
                                                                                 1995                 1994
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     99,021         $     89,664
Add: portion of rental expense representative of interest factor <F1>              12,683               11,550
                                                                             -------------        -------------
  Total fixed charges                                                        $    111,704         $    101,214

Less: interest capitalized per Consolidated Statement of Income                     2,775                4,494
                                                                             -------------        -------------
  Total interest charges                                                     $    108,929         $     96,720
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.